                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                Amendment No. 1
                              to Current Report on
                                    Form 8-K
                                       on
                                   Form 8-K/A


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: August 28, 1996


                                UTI ENERGY CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                        1-12542                   23-2037823
 ------------------------      ---------------------     --------------------
(State or other juris-         (Commission File No.)     (I.R.S. Employer
diction of incorporation)                                 Identification No.)


  Suite 112, 485 Devon Park Drive, Wayne, Pennsylvania              19087
  ----------------------------------------------------           ------------
       (Address of principal executive offices)                   (Zip Code)



(Registrant's telephone number, including area code)          (610) 971-9600
                                                            -----------------


                                 Not applicable
         --------------------------------------------------------------
         (Former name or former address, if changes since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         As reported in the Company's Current Report on Form 8-K dated August 28, 1996, on August 14, 1996 (the "Closing Date"), UTI Energy Corp., a Delaware corporation (the "Company"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with The Sam K. Viersen Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994 (the "Seller"), pursuant to which a subsidiary of the Company purchased all of the outstanding shares (the "Shares") of capital stock of the Viersen & Cochran Drilling Company, an Oklahoma corporation ("Viersen"). Viersen owns a fleet of 13 drilling rigs with related spare equipment and approximately 600,000 feet of drill pipe. Viersen had suspended its operations prior to the Closing Date. The Company intends to use Viersen's assets in its operations and may dispose of certain of the acquired assets to the extent such assets are determined to be surplus to the future operations of the Company. Under the terms of the Stock Purchase Agreement, the consideration paid by the Company for the Shares, which was arrived at through arms-length negotiations between the parties, consisted of (i) $6,000,000 in cash paid on August 14, 1996 (a portion of which the Company borrowed under its existing credit agreement); (ii) a two-year $8,000,000 promissory note (the "Promissory Note") executed by the Company in favor of the Seller; and (iii) stock warrants (the "Warrants") to purchase 200,000 shares of the Company's common stock, $.001 par value, at $15 per share.

         The Promissory Note bears interest at the rate of 6% per annum and is payable in full on or before August 14, 1998. The terms of the Promissory Note require the Company to make a principal payment of $1,500,000 on or before August 14, 1997 and an additional principal payment of $1,500,000 on or before February 14, 1998. The Company has the option under the Promissory Note to pay Seller $7,650,000 plus accrued interest on or before February 14, 1997 in full satisfaction of the Promissory Note. The Company's obligations under the Promissory Note are guaranteed by Viersen and are secured by a pledge of the assets of Viersen pursuant to a security agreement.


ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

         a. Financial Statements of Business Acquired

         The following financial statements of Viersen & Cochran Drilling Company are included in Appendix A hereto and incorporated herein by reference:

                   Viersen & Cochran Drilling Company Financial Statements, December 31, 1995, 1994 and 1993.

                   Viersen & Cochran Drilling Company Financial Statements, June 30, 1996 and June 30, 1995 (unaudited).

         b. Pro Forma Financial Information

         The pro forma financial information is included in Appendix B hereto and incorporated by reference.

         c. Exhibits

*        2.1     Stock Purchase Agreement dated August 14, 1996, by and between
                 The Sam K. Viersen, Jr. Trust dated September 9, 1986 as
                 Amended and Restated on May 11, 1994 and UTI Energy Corp.
                 Pursuant to Item 601(b)(2) of Regulation S-K, schedules and similar attachments (other than Attachment A) to the Stock
                 Purchase Agreement have not been filed with this exhibit.
                 Attachments B, D and E to the Stock Purchase Agreement have been filed as Exhibits 4.1, 4.2 and 4.3 to this Form 8-K, respectively. Exhibits C (form of Guaranty Agreement), F
                 (form of Lease Agreement) and G (form of Escrow Agreement) as well as the Disclosure Schedule, which contains a list of Viersen's assets and liabilities and Viersen's financial statements, will be filed supplementally with the Commission upon request.

*        4.1     Promissory Note of UTI Energy Corp. dated August 14, 1996, in the principal amount of $8,000,000 in favor of The Sam K.
                 Viersen, Jr. Trust dated September 9, 1986 as Amended and
                 Restated on May 11, 1994.

*        4.2     Hypothecation/Security Agreement dated August 14, 1996, by
                 Viersen & Cochran Drilling Company in favor of The Sam K.
                 Viersen, Jr. Trust dated September 9, 1986 as Amended and
                 Restated on May 11, 1994.

*        4.3     Stock Purchase Warrant dated August 14, 1996, between The Sam
                 K. Viersen, Jr. Trust dated September 9, 1986 as Amended and
                 Restated on May 11, 1994 and UTI Energy Corp.

        23.1     Consent of Ernst & Young LLP.

* Previously filed with the Company's Current Report on Form 8-K dated August 28, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                                     UTI ENERGY CORP.
                                            -----------------------------------
                                                       (REGISTRANT)

Date:  October 28, 1996                     /s/ P. Blake Dupuis
                                            -----------------------------------
                                            P. Blake Dupuis, Vice President,
                                            Chief Financial Officer and
                                            Chief Accounting Officer


                                            Signing on behalf of the registrant
                                            and as principal financial officer

                                   APPENDIX A

                              FINANCIAL STATEMENTS

                                       OF

                               BUSINESS ACQUIRED

                       VIERSEN & COCHRAN DRILLING COMPANY

                              Financial Statements

                  Years ended December 31, 1995, 1994 and 1993
                      with Report of Independent Auditors

                       Viersen & Cochran Drilling Company

                              Financial Statements


                  Years ended December 31, 1995, 1994 and 1993




                                   CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . .   1

Financial Statements

Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Statements of Operations  . . . . . . . . . . . . . . . . . . . . . . . . .   3
Statements of Stockholders' Equity  . . . . . . . . . . . . . . . . . . . .   4
Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . .   5
Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . .   6

                         Report of Independent Auditors

The Board of Directors
Viersen & Cochran Drilling Company

We have audited the accompanying balance sheets of Viersen & Cochran Drilling Company (the "Company") as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viersen & Cochran Drilling Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                       ERNST & YOUNG LLP

Tulsa, Oklahoma
September 27, 1996

                       Viersen & Cochran Drilling Company

                                 Balance Sheets


                                                                                         DECEMBER 31,
                                                                                    1995             1994
                                                                               ------------------------------
          ASSETS
          Current assets:
             Cash (Note 2)                                                     $     472,282    $     263,915
             Accounts receivable:
                Affiliate (Note 6)                                                     8,101           98,517
                Other                                                                763,007        1,270,461
             Materials and supplies inventories, at lower of average
                  cost or market                                                      59,153           31,155
                                                                               ------------------------------
          Total current assets                                                     1,302,543        1,664,048

          Properties and equipment, at cost:
             Drilling equipment                                                   33,588,399       42,975,057
             Automobiles and trucks                                                1,008,029          990,013
             Aircraft                                                              1,772,055        1,772,055
             Buildings                                                               848,740          848,740
             Other properties and equipment                                           53,937           53,937
                                                                               ------------------------------
                                                                                  37,271,160       46,639,802
             Less accumulated depreciation                                        32,350,020       40,646,484
                                                                               ------------------------------
          Net properties and equipment                                             4,921,140        5,993,318

          Deposits                                                                   116,224          101,954
                                                                               ------------------------------
          Total assets                                                         $   6,339,907     $  7,759,320
                                                                               ==============================

          LIABILITIES AND STOCKHOLDERS' EQUITY
          Accounts payable:
            Affiliate (Note 6)                                                 $     210,191  $         7,729
            Other                                                                    452,780          572,038
          Accrued liabilities                                                         92,319          113,115
                                                                               ------------------------------
          Total current liabilities                                                  755,290          692,882

          Stockholders' equity:
            Common stock, $100 par value, 20,000 shares authorized, 11,300
                shares issued and outstanding                                      1,130,000        1,130,000
             Paid-in capital                                                      53,700,000       54,950,000
             Accumulated deficit                                                 (49,245,383)     (49,013,562)
                                                                               ------------------------------
          Total stockholders' equity                                               5,584,617        7,066,438
                                                                               ------------------------------
          Total liabilities and stockholders' equity                           $   6,339,907     $  7,759,320
                                                                               ==============================


See accompanying notes.

                       Viersen & Cochran Drilling Company

                            Statements of Operations





                                                                     YEAR ENDED DECEMBER 31,
                                                              1995             1994             1993
                                                      --------------------------------------------------
     Revenues:
       Contract drilling operations:
          Affiliate (Note 6)                          $              -     $    235,527     $    251,035
          Other (Note 4)                                     3,461,115        4,326,932        4,691,312
        Gains from sales of assets                           1,447,882          162,674           15,088
        Other income                                             9,260          125,354           11,178
                                                      --------------------------------------------------
                                                             4,918,257        4,850,487        4,968,613

     Costs and expenses (Note 6):
       Contract drilling operations                          3,030,358        4,099,961        4,148,041
       Repairs and maintenance                                 912,217          882,216        1,165,914
       General and administrative                              880,515          951,054          964,405
       Ad valorem taxes and other                               26,809           27,733           35,468
       Depreciation                                            300,179          350,010          904,605
                                                      --------------------------------------------------
                                                             5,150,078        6,310,974        7,218,483
                                                      --------------------------------------------------
     Net loss                                         $       (231,821)    $ (1,460,487)    $ (2,249,870)
                                                      ==================================================


See accompanying notes.

                       Viersen & Cochran Drilling Company

                       Statements of Stockholders' Equity





                                          COMMON          PAID-IN        ACCUMULATED
                                           STOCK          CAPITAL          DEFICIT           TOTAL
                                         -------------------------------------------------------------
Balance at December 31, 1992             $1,129,400      $51,550,000     $(45,303,205)      $7,376,195
Common stock issued                             600                -                -              600
Cash contributions                                -        1,500,000                -        1,500,000
Net loss                                          -                -       (2,249,870)      (2,249,870)
                                         -------------------------------------------------------------
Balance at December 31, 1993              1,130,000       53,050,000      (47,553,075)       6,626,925
Cash contributions                                -        1,900,000                -        1,900,000
Net loss                                          -                -       (1,460,487)      (1,460,487)
                                         -------------------------------------------------------------
Balance at December 31, 1994              1,130,000       54,950,000      (49,013,562)       7,066,438
Cash contributions                                -          950,000                -          950,000
Cash distributions                                -       (2,200,000)               -       (2,200,000)
Net loss                                          -                -         (231,821)        (231,821)
                                         -------------------------------------------------------------
Balance at December 31, 1995             $1,130,000      $53,700,000     $(49,245,383)      $5,584,617
                                         =============================================================


See accompanying notes.

                       Viersen & Cochran Drilling Company

                            Statements of Cash Flows


                                                                              YEAR ENDED DECEMBER 31,
                                                                       1995            1994            1993
                                                                   --------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                                    $  (231,821)     $(1,460,487)    $(2,249,870)
       Adjustments to reconcile net loss to net cash used in
           operating activities:
           Depreciation                                                300,179          350,010         904,605
           Gains from sales of assets                               (1,447,882)        (162,674)        (15,088)
           Changes in assets and liabilities:
                 Decrease (increase) in accounts receivable            597,870         (831,453)        710,488
                 Decrease (increase) in materials and supplies
                    inventories                                        (27,998)          23,743          11,325
                 Decrease (increase) in deposits                       (14,270)          37,279         (79,668)
                 Increase (decrease) in accounts payable                83,204          244,550        (288,285)
                 Increase (decrease) in accrued liabilities            (20,796)         (19,355)        (53,793)
                                                                   --------------------------------------------
       Total adjustments                                              (529,693)        (357,900)      1,189,584
                                                                   --------------------------------------------
       Net cash used in operating activities                          (761,514)      (1,818,387)     (1,060,286)

       CASH FLOWS FROM INVESTING ACTIVITIES
       Proceeds from sales of assets                                 2,403,063          217,939          29,707
       Capital expenditures                                           (183,182)        (440,064)       (324,587)
                                                                   --------------------------------------------
       Net cash provided by (used in) investing activities           2,219,881         (222,125)       (294,880)

       CASH FLOWS FROM FINANCING ACTIVITIES
       Cash contributions                                              950,000        1,900,000       1,500,000
       Cash distributions                                           (2,200,000)               -               -
                                                                   --------------------------------------------
       Net cash provided by (used in) financing activities          (1,250,000)       1,900,000       1,500,000
                                                                   --------------------------------------------
       Net change in cash                                              208,367         (140,512)        144,834

       Cash at beginning of year                                       263,915          404,427         259,593
                                                                   --------------------------------------------
       Cash at end of year                                         $   472,282      $   263,915    $    404,427
                                                                   ============================================



See accompanying notes.

                       Viersen & Cochran Drilling Company

                         Notes to Financial Statements

                        December 31, 1995, 1994 and 1993



1. BASIS OF FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES

Viersen & Cochran Drilling Company (the "Company"), a Subchapter S Corporation, owns and operates fourteen drilling rigs. The Company drills wells for oil and gas exploration companies primarily in Oklahoma and Texas.

CONTRACT DRILLING OPERATIONS

Revenue earned from footage and turnkey drilling contracts is recognized by the completed contract method, while revenue earned from daywork contracts is recognized when the drilling service is provided. Provision is made for the entire amount of expected losses on contracts, if any, in the period in which such losses are first determined.

VALUATION OF PROPERTIES AND EQUIPMENT

Properties and equipment are stated at historical cost. Additions and improvements which add to the productive capacity or extend the useful life of the asset are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred.

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Under the new rules, long-lived assets must be reviewed for impairment at the lowest level for which there are identifiable cash flows for the Company's asset base and any impairment would be measured based on the fair value of the assets and would be reported in the year in which the statement is initially adopted. The statement is required to be adopted by the Company in 1996. The impact of adopting this statement has not been determined.

DEPRECIATION

Depreciation of properties and equipment is computed using the straight-line method over the estimated useful lives of the assets.

                       Viersen & Cochran Drilling Company

1. BASIS OF FINANCIAL STATEMENTS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CREDIT RISK

The Company operates 14 drilling rigs in the states of Oklahoma and Texas and grants credit, which is generally unsecured, to its customers (Note 4). At December 31, 1995, approximately 98% of the Company's accounts receivable were from two customers. The Company has not experienced any significant credit losses in 1995, 1994 or 1993 and is not aware of any significant uncollectible accounts at December 31, 1995.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The Company has elected to be treated as a small business corporation under Subchapter S of the Internal Revenue Code and, therefore, is not subject to income taxes. The Company's net loss is reported by its stockholders in their individual income tax returns.

2. RESTRICTED CASH BALANCES

The Company maintains a group insurance plan for its employees and other affiliated companies' employees. As of December 31, 1995 and 1994, the Company has cash balances of $132,257 and $158,937, respectively, which were restricted to meet plan costs and claims.

3. SELF-INSURANCE CONTINGENCIES

The Company has a guaranteed cost plan for workers' compensation and general liability insurance costs for its employees under which the Company is responsible for claims over $1,000,000 per incident. No workers' compensation or general liability costs, other than premiums for workers' compensation insurance covering claims up to $1,000,000, were incurred by the Company during 1995, 1994, and 1993.

                       Viersen & Cochran Drilling Company

3. SELF-INSURANCE CONTINGENCIES (CONTINUED)

The Company's group insurance plan provides life and health insurance benefits to the Company's and its affiliated companies' hourly and salaried employees. Each affiliate pays premiums to the Company and the Company pays claims made by participants covered by the group insurance plan. The Company had accrued liabilities for claims payable at December 31, 1995 and 1994 of $86,383 and $113,115, respectively.

4. MAJOR CUSTOMERS

Contract drilling operations revenues include revenues from certain customers which individually account for 10% or more of these contract drilling operations revenues as follows:


                        1995             1994             1993
                     ---------------------------------------------
     CUSTOMER
        A            $1,820,397        $1,105,803       $  205,892
        B               216,220         1,557,736        3,759,652
        C               532,226           991,505                -
        D               382,717           193,566                -
                     ---------------------------------------------
                     $2,951,560        $3,848,610       $3,965,544
                     =============================================

5. EMPLOYEE DEFINED CONTRIBUTION PLAN

The Company has a defined contribution plan which is qualified under Section 401(k) of the Internal Revenue Code. Salaried employees who have completed two years of service with the Company are eligible to participate in the plan. The plan allows eligible employees to contribute up to a maximum amount, not to exceed approximately $9,000 in 1995. The Company matches employee contributions up to 3% of eligible compensation. The Company's annual matching contributions related to this plan were $19,070, $17,174 and $18,011 in 1995, 1994 and 1993, respectively.

6. TRANSACTIONS WITH AFFILIATES

The Company provides contract drilling services to an affiliated entity. During 1994 and 1993, revenues from contract drilling operations include $235,527 and $251,035, respectively, from this affiliate (none in 1995).

                       Viersen & Cochran Drilling Company

6. TRANSACTIONS WITH AFFILIATES (CONTINUED)

The Company maintains a group insurance plan in which various affiliated companies' employees participate (see Note 3). The Company has various other related party transactions which are further described below:

    o General and administrative expenses relating to the Company's Oklahoma City district office, where the Company and an affiliated company share office space, are shared by the Company and the affiliated company.

    o The Company and an affiliate share all expenditures related to the Company's aircraft including salaries and certain related benefits. The Company charges the affiliate for the affiliated company's share of the cost for the affiliate's aircraft usage.

    o Certain general and administrative expenses at the Company's corporate offices are paid by an affiliated company and are allocated to the Company. These items include accounting services, office rent, office supplies, telephone usage and postage.

The Company believes shared expenses are allocated to and from the affiliated company on a reasonable basis. General and Administrative expenses in the accompanying statements of operations include net amounts allocated from the affiliate of $15,000 and $22,000 in 1995 and 1994, respectively, and a net amount allocated to the affiliate of $1,000 in 1993.

In connection with these transactions, the Company has certain payables and receivables with the affiliated company. The payables were $210,191 and $7,729, as of December 31, 1995 and 1994, respectively. The receivables were $8,101 and $98,517 at December 31, 1995 and 1994, respectively.

                       Viersen & Cochran Drilling Company

7. SUBSEQUENT EVENTS

On January 25, 1996, the Company adopted a severance pay plan which provides various severance benefits to certain employees of the Company who are involuntarily terminated by the Company during 1996, provided that the employee meets certain eligibility requirements. The Company made severance payments in 1996 of $536,413 related to this plan.

In August 1996, all of the Company's outstanding common stock was sold to UTI Energy Corp. for approximately $14 million. The sales agreement provided that certain assets of the Company would either be sold or transferred to an affiliated company prior to the closing of the sale transaction. Assets sold, for which the net proceeds were transferred to the affiliated company, included certain properties and equipment at the Company's Utah facility, including salvage items (assets previously written off), and automobiles. The Company's aircraft, aircraft hanger and Oklahoma City building and yard facilities were transferred to the affiliated company. The assets and liabilities, related to the Company's group insurance plan described in Note 3 also were transferred to an affiliated company prior to the closing of the sale transaction.

                       VIERSEN & COCHRAN DRILLING COMPANY

                         UNAUDITED FINANCIAL STATEMENTS

                Six Months Ended June 30, 1996 and June 30, 1995


                                    CONTENTS


Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

Statements of Income  . . . . . . . . . . . . . . . . . . . . . . . . . .   A-2

Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . .   A-3

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . .   A-4

                       Viersen & Cochran Drilling Company
                           Balance Sheet (Unaudited)
                                 June 30, 1996


Assets
Current assets:
  Cash                                                   $    322,114
  Acounts receivable                                          267,311
  Materials and supplies inventories, at
    lower of average cost or market                            59,153
                                                         ------------
Total current assets                                          648,578

Properties and equipment
  Drilling equipment                                     $ 33,588,398
  Automobiles and trucks                                      318,170
                                                         ------------
                                                           33,906,568
  Less accumulated depreciation and amortization          (29,632,646)
                                                         ------------
Net properties and equipment                                4,273,922

Deposits                                                      116,028
                                                         ------------

Total assets                                             $  5,038,528
                                                         ============

Liabilities and shareholders' equity
Current liabilities:
  Accounts payable
    Affiliate                                            $     86,630
    Other                                                     165,979
  Accrued liabilities                                          11,911
                                                         ------------
Total current liabilities                                     264,520

Stockholders' equity:
  Common stock, $100 par value, 20,000
  shares authorized, 11,300 shares issued
  and outstanding                                           1,130,000
  Paid-in capital                                          52,318,541
  Accumulated deficit                                     (48,674,533)
                                                         ------------
Total stockholders' equity                                  4,774,008
                                                         ------------
Total liabilities and stockholders' equity               $  5,038,528
                                                         ============


                             See accompanying notes

                       Viersen & Cochran Drilling Company
                      Statements of Operations (Unaudited)
                    Six Months Ended June 30, 1996 and 1995


Revenues:                                          1996              1995
                                                -----------       -----------
   Contract drilling operations                 $ 1,725,134       $ 1,401,059
   Gains from sales of assets                     1,521,564             8,485
   Other income                                       1,076            15,503
                                                -----------       -----------
                                                  3,247,774         1,425,047
Costs and expenses:
   Contract drilling operations                   1,361,330         1,260,821
   Repairs and maintenance                          480,809           483,919
   General and administrative                       733,380           305,888
   Ad valorem taxes and other                        13,405            13,405
   Depreciation                                      88,000           150,090
                                                -----------       -----------
                                                  2,676,924         2,214,123
                                                -----------       -----------
   Net income (loss)                            $   570,850       $  (789,076)
                                                ===========       ===========

   Net income (loss) per share                  $     50.52       $    (69.83)
                                                ===========       ===========

   Weighted average shares outstanding               11,300            11,300
                                                ===========       ===========


                             See accompanying notes

                       Viersen & Cochran Drilling Company
                      Statements of Cash Flows (Unaudited)
                    Six Months Ended June 30, 1996 and 1995


                                                              1996              1995
                                                           -----------       -----------
 Reconciliation of net cash provided by
   (used in) operating activities:
 Net income (loss)                                         $   570,850       $  (789,076)
 Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
     Depreciation                                               88,000           151,309
     Gain from sales of assets                              (1,521,564)           (8,485)
     Change in assets and liabilities:
       Decrease in accounts receivables                        503,797         1,264,532
       Increase in materials and
         supplies inventories                                    -               (37,389)
       Decrease in deposits                                        196            21,644
       Decrease in accounts payable                           (410,362)         (516,906)
       Increase (decrease) in accrued liabilities              (80,408)            4,344
                                                           -----------       -----------
 Total adjustments                                          (1,420,341)          879,049
                                                           -----------       -----------
 Net cash provided by (used in) operating activities          (849,491)           89,973

 Cash flows from investing activities:
 Proceeds from sales of assets                               2,080,782            10,781
 Capital expenditures                                            -              (125,161)
                                                           -----------       -----------
 Net cash provided by (used in) operating activities         2,080,782          (114,380)
                                                           -----------       -----------

 Cash flows from financing activities:
 Cash contributions                                            400,000           100,000
 Cash distributions                                         (1,781,459)            -
                                                           -----------       -----------
 Net cash provided by (used in) financing activities        (1,381,459)          100,000
                                                           -----------       -----------
 Net change in cash                                           (150,168)           75,593

 Cash at beginning of period                                   472,282           263,915
                                                           -----------       -----------
 Cash at end of period                                     $   322,114       $   339,508
                                                           ===========       ===========


                             See accompanying notes

                       Viersen & Cochran Drilling Company
                    Notes to Condensed Financial Statements
                                 June 30, 1996
                                  (Unaudited)
NOTE 1. INTERIM FINANCIAL STATEMENTS

The accompanying unaudited condensed financial statements at June 30, 1996 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10 - Q and
Article 10 of Regulation S - X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the financial position and operating results for the interim periods have been included. The results of operations for the six months ended June 30, 1996 and 1995 are not necessarily indicative of the results for the entire years ending December 31, 1996 and 1995. For further information, refer to the Company's 1995 audited financial statements.

NOTE 2. TRANSACTIONS WITH AFFILIATES

The Company has certain payables with an affiliated company. The payables, which relate primarily to short- term advances received from an affiliate, were $86,630 as of June 30, 1996.

The Company has various other related party transactions which are further described below:

       o General and administrative expenses relating to the Company's Oklahoma City district office, where the Company and an affiliated company share office space, are shared by the Company and the affiliated company.

       o The Company and an affiliate share all expenditures related to the Company's aircraft including salaries and certain related benefits. The Company charges the affiliate for the affiliated company's share of the cost for the affiliate's aircraft usage.

       o Certain general and administrative expenses at the Company's corporate offices are paid by an affiliated company and are allocated to the Company. These items include accounting services, office rent, office supplies, telephone usage and postage.

Pursuant to a Stock Purchase Agreement, all of the Company's outstanding common stock was sold to UTI Energy Corp. on August 14, 1996. The Stock Purchase Agreement provided that certain assets of the Company would either be sold or transferred to an affiliated company prior to the closing of the sale transaction. Assets sold, for which the net proceeds were transferred to the affiliated company, included certain properties and equipment at the Company's Utah facility, including salvage items (assets previously written off), and automobiles. The Company's aircraft, aircraft hanger and Oklahoma City building and yard facilities were transferred to an affiliated company. Such sales and transfers were substantially accomplished prior to June 30, 1996.

                                   APPENDIX B

                        PRO FORMA FINANCIAL INFORMATION

                                UTI Energy Corp.
                         Pro Forma Financial Statements
               Acquisition of Viersen & Cochran Drilling Company
                   Acquisition of FWA Drilling Company, Inc.
                                  (Unaudited)


       On August 14, 1996 (the "Closing Date"), UTI Energy Corp., a Delaware corporation (the "Company"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with The Sam K. Viersen Jr. Trust dated September 9, 1986 as Amended and Restated on May 11, 1994 (the "Seller"), pursuant to which a subsidiary of the Company purchased all of the outstanding shares (the "Shares") of capital stock of the Viersen & Cochran Drilling Company, an Oklahoma corporation ("Viersen"). Viersen owns a fleet of 13 drilling rigs with related spare equipment and approximately 600,000 feet of drill pipe. Viersen had suspended its operations prior to the Closing Date. The Company intends to use Viersen's assets in its operations and may dispose of certain of the acquired assets to the extent such assets are determined to be surplus to the future operations of the Company. Under the terms of the Stock Purchase Agreement, the consideration paid by the Company for the Shares, which was arrived at through arms-length negotiations between the parties, consisted of
(i) $6,000,000 in cash paid on August 14, 1996 (a portion of which the Company borrowed under its existing credit agreement); (ii) a two-year $8,000,000 promissory note (the "Promissory Note") executed by the Company in favor of the Seller; and (iii) stock warrants (the "Warrants") to purchase 200,000 shares of the Company's common stock, $.001 par value, at $15 per share.

       The Promissory Note bears interest at the rate of 6% per annum and is payable in full on or before August 14, 1998. The terms of the Promissory Note require the Company to make a principal payment of $1,500,000 on or before August 14, 1997 and an additional principal payment of $1,500,000 on or before February 14, 1998. The Company has the option under the Promissory Note to pay Seller $7,650,000 plus accrued interest on or before February 14, 1997 in full satisfaction of the Promissory Note. The Company's obligations under the Promissory Note are guaranteed by Viersen and are secured by a pledge of the assets of Viersen pursuant to a security agreement.

       On November 20, 1995, the Company purchased the capital stock of FWA Drilling Company, Inc., (FWA), from USX Corporation for $14.0 million in cash. The purchase price was determined through arms length negotiations. There is no relationship between USX and UTI, or any affiliate, officer or director of UTI or any associate of any such person. The purchase was completed by using $9.0 million in term debt furnished by an equipment finance company along with the cash proceeds from a private equity placement and cash on hand. FWA Drilling owns and operates 29 drilling rigs, located in west and east Texas.

       The unaudited pro forma balance sheet as of June 30, 1996 assumes that the acquisition of Viersen occurred on June 30, 1996. The unaudited pro forma statements of operations assume that the acquisitions of Viersen and FWA occurred on January 1, 1995.

                                UTI Energy Corp.
      Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
                     Twelve Months Ended December 31, 1995
                       (in thousands, except share data)


                                               UTI           FWA       Acquisition        V & C      Acquisition
                                                As           As        Adjustments         As        Adjustments
                                             Reported     Reported    Amount  Notes     Reported    Amount   Notes  Pro Forma
                                             --------     --------    ------  -----     --------    ------   -----  ---------
Revenue                                   $   40,124    $  33,820   $                  $  3,461   $                 $   77,405

Cost of sales                                 32,685       29,293                         3,969                         65,947
Selling, general, and administrative           5,082          859      (500)   (A)          881       (634)   (A)        5,688
Depreciation and amortization                  2,552        1,857      (457)   (B)          300        420    (B)        4,672
                                          ------------------------------------------------------------------------------------
                                              40,319       32,009      (957)              5,150       (214)             76,307
                                          ------------------------------------------------------------------------------------

Operating income                                (195)       1,811       957              (1,689)       214               1,098
Other income                                     293           23                         1,457     (1,448)   (E)          325
Interest expense                                 265            0       637    (C)            0        984    (C)        1,886
                                          ------------------------------------------------------------------------------------
Income (loss) from continuing operations
 before income taxes                            (167)       1,834       320                (232)    (2,218)               (463)
Income taxes (benefit)                          (592)           0       732    (D)            0       (754)   (D)         (614)
                                          ------------------------------------------------------------------------------------
Income from continuing operations         $      425    $   1,834   $  (412)           $   (232)  $ (1,464)         $      151
                                          ====================================================================================

Earnings (loss) per common share:
 Continuing operations                    $     0.13    $1,834.00                      $ (20.53)                    $     0.05
                                          ====================================================================================

Average common shares outstanding (F)      3,299,556        1,000    (1,000)             11,300    (11,300)          3,299,556
                                          ====================================================================================

 See accompanying notes to Pro Forma Condensed Consolidated Financial Statements

                                UTI Energy Corp.
      Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
                         Six Months Ended June 30, 1996
                       (in thousands, except share data)


                                                           UTI          V & C      Acquisition
                                                            As           As        Adjustments
                                                         Reported     Reported    Amount  Notes   Pro Forma
                                                         --------     --------    ------  -----   ---------
Revenue                                              $    40,065      $ 3,248  $ (1,522)   (E)   $   41,791

Cost of sales                                             32,702        1,842                        34,544
Selling, general, and administrative                       3,447          747      (629)   (A)        3,565
Depreciation and amortization                              1,979           88       577    (B)        2,644
                                                     ------------------------------------------------------
                                                          38,128        2,677       (52)             40,753
                                                     ------------------------------------------------------
Operating income                                           1,937          571    (1,470)              1,038
Other income                                                 854            0                           854
Interest expense                                             432            0       492    (C)          924
                                                     ------------------------------------------------------
Income (loss) from continuing operations
 before income taxes                                       2,359          571    (1,962)                968
Income taxes (benefit)                                       678            0      (473)   (D)          205
                                                     ------------------------------------------------------
Income from continuing operations                    $     1,681      $   571  $ (1,489)         $      763

Earnings (loss) per common share:
 Continuing operations                               $      0.46      $ 50.52                    $     0.21
                                                     ======================================================

Average common shares outstanding:
 Primary (F)                                           3,617,425       11,300   (11,300)          3,617,425
                                                     ======================================================
 Fully diluted (F)                                     3,629,396       11,300   (11,300)          3,629,396
                                                     ======================================================

 See accompanying notes to Pro Forma Condensed Consolidated Financial Statements

                                UTI Energy Corp.
           Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                                 June 30, 1996
                                 (in thousands)

                                                            UTI          V & C      Acquisition
                                                             As           As        Adjustments
                                                          Reported     Reported    Amount  Notes     Pro Forma
                                                          --------     --------    ------  -----     ---------
Assets
Current assets:
   Cash                                                   $ 1,691     $    322  $   (322)   (A)     $  1,691
   Accounts receivable                                     12,174          267      (267)   (A)       12,174
   Other receivables                                        1,802            -     1,802
   Inventories                                                812           59       (59)   (A)          812
   Mineral rights held for resale                             162            -                           162
   Prepaid expenses                                         1,057            -                         1,057
                                                          -------     --------  --------            --------

Total current assets                                       17,698          648      (648)             17,698

Property and equipment                                     39,672       33,907   (16,489)   (B)       57,090
Less accum depr and amort                                 (21,892)     (29,632)   29,632    (B)       21,892
                                                          -------     --------  --------            --------
Net property and equipment                                 17,780        4,275    13,143              35,198

Deferred tax asset                                            505            -                           505
                                                                                    (116)   (A)
Other assets                                                  130         116      2,514    (C)        2,644
                                                          -------     --------  --------            --------
                                                          $36,113     $  5,039  $ 14,893             $56,045
                                                          =======     ========  ========            ========

Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                       $ 4,876     $    253  $   (253)   (A)     $  4,876
   Accrued expenses                                         1,969           12       (12)   (A)        2,069
                                                                                     100    (D)
   Accrued payroll costs                                    1,918            -                         1,918
   Current portion of long term debt                        2,484            -                         2,484
                                                          -------     --------  --------            --------

Total current liabilities                                  11,247          265      (165)             11,347

Long term debt                                              7,753            -    13,687    (E)       21,440

Deferred tax liability                                         51            -     5,435    (F)        5,486

Other long term liabilities                                   350            -                           350

Common shareholders' equity:
   Common stock                                                 3        1,130    (1,130)   (G)            3
   Additional paid in capital                              15,095       52,319   (51,609)   (G)       15,805
   Retained earnings                                        1,745      (48,675)   48,675    (G)        1,745
   Restricted stock plan unearned compensation               (131)           -                          (131)
                                                          -------     --------  --------            --------
Total shareholders' equity                                 16,712        4,774    (4,064)             17,422
                                                          -------     --------  --------            --------

                                                          $36,113     $ 5,039   $ 14,893            $ 56,045
                                                          =======     ========  ========            ========


 See accompanying notes to Pro Forma Condensed Consolidated Financial Statements

                                UTI Energy Corp.
         Notes to Pro Forma Condensed Consolidated Financial Statements


       The purchase of stock of Viersen & Cochran Drilling Company ("Viersen") was completed for $14.7 million in cash, notes payable and warrants on August 14, 1996. The pro forma financial statements have been prepared by UTI management based upon the financial statements of Viersen & Cochran Drilling Company included elsewhere herein. The pro forma statements may not be indicative of the results that actually would have occurred if the acquisition had occurred on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements and notes of Viersen & Cochran Drilling Company contained elsewhere herein and UTI's financial statements and notes contained in its Annual Report on Form 10-K for the year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the six month period ended June 30, 1996.

       A summary of the purchase price calculation for the Viersen acquisition follows:


                                                                    000's
                                                                  --------
              Cash paid to Seller (borrowed by UTI                $ 6,000
               under an existing line of credit)

              6% promissory note issued to Seller                   8,000

              Warrants to purchase UTI common                         710
               stock issued to Seller

              Total cash, note and warrants                        14,710

              Less discount on promissory note                       (313)

              Add accrual for estimated transaction fees              100

              Add deferred tax liability for tax
               effect of the difference between the
               book and tax basis of acquired assets                5,435
                                                                  -------
                                                                  $19,932
                                                                  =======

              Property and equipment                              $17,418

              Assets held for resale                                2,514
                                                                  -------
                                                                  $19,932
                                                                  =======

       Adjustments to June 30, 1996 Pro Forma Condensed Consolidated Balance Sheet (Unaudited).

       (A) Certain assets and liabilities of Viersen & Cochran were retained by the Seller.

       (B) Adjustment required to revalue Viersen & Cochran assets based upon the purchase price

       (C) Surplus acquired assets held for resale

       (D) Accrued estimated transaction costs

       (E) Borrowings to fund the acquisition, net of discount on promissory note

       (F) Deferred taxes provided on the difference between the book basis and the tax basis of acquired assets

       (G) Elimination of Viersen & Cochran's equity balances, net of UTI warrants issued to seller


       Adjustments to Pro Forma Condensed Consolidated Statement of Operations (Unaudited) for the twelve months ended December 31, 1995 and for the six months ended June 30, 1996.

       (A) Eliminate selling, general and administrative expenses which the Company believes will not be incurred on an ongoing basis.

       (B) Adjust depreciation expense based upon the restated value of property and equipment.

       (C) Increase interest expense resulting from acquisition debt offset by debt not assumed.

       (D) Adjust tax expense or (benefit) at marginal rate.

       (E) Eliminate gain on sale of assets.

       (F) The warrants issued to seller did not have a pro forma dilutive effect during any of the periods presented.

                                 EXHIBIT INDEX


23.1      Consent of Ernst & Young LLP.